QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.11

CHINA MINING RESOURCES HOLDINGS LIMITED

        THIS SECOND AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of September 4, 2008, is entered into by and among China Mining Resources Holdings Limited, a Delaware corporation (the "Company"), and the purchasers named on Schedule A hereto (each a "Purchaser" and collectively, the "Purchasers").

        WHEREAS, it is the intention of the Company and the Purchasers to further amend and restate the Warrant Purchase Agreement, dated as of April 23, 2008, (the "Original Agreement"), as amended and restated on June 13, 2008, to decrease the aggregate number of warrants purchased by the Purchasers from 2,500,000 to 2,185,000;

        WHEREAS, simultaneously with the consummation of the Company's initial public offering (the "IPO"), the Company desires to issue and sell, and the Purchasers desire to purchase, in the respective amounts set forth opposite each Purchaser's name on Schedule A hereto and upon the terms and conditions set forth in this Agreement, an aggregate of 2,185,000 warrants (the "Insider Warrants"), each to purchase one share of the Company's common stock, par value $0.0001 per share (the "Common Stock");

        WHEREAS, the Insider Warrants shall have the terms set forth in the warrant agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO, substantially in the form attached hereto as Exhibit A (the "Warrant Agreement"); and

        WHEREAS, pursuant to the terms of an escrow agreement to be entered into by and among the Company, the Initial Stockholders (as defined therein) and Continental Stock Transfer & Trust Company, as Escrow Agent (the "Escrow Agent"), in connection with the IPO (the "Escrow Agreement"), the Insider Warrants will be deposited with the Escrow Agent upon issuance.

        NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1.    Authorization; Purchase and Sale; Terms of the Insider Warrants.

        1.1.    Authorization of the Insider Warrants.    The Company has duly authorized the issuance and sale of the Insider Warrants to the Purchasers.

        1.2.    Purchase and Sale of the Insider Warrants.    Immediately prior to the effective date of the registration statement on Form S-1 filed in connection with the IPO, or on such earlier date as may be established from time to time by mutual agreement of the parties (such date, the "Closing Date"), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the respective number of Insider Warrants set forth opposite each Purchaser's name on Schedule A hereto. The purchase price for each Insider Warrant shall be $1.00 per warrant, for an aggregate purchase price of $2,185,000 (the "Purchase Price"), which shall be paid in cash, by check or by wire transfer of immediately available funds to the Company in accordance with the Company's wiring instructions. On the Closing Date, upon the payment by the Purchasers of the Purchase Price to the Company, the Company shall deliver certificates evidencing the Insider Warrants to be purchased by the Purchasers hereunder, registered in the Purchasers' respective names, to the Escrow Agent for deposit pursuant to the Escrow Agreement.

        1.3.    Terms of the Insider Warrants.

        (a)   Each Insider Warrant shall have the terms set forth in the Warrant Agreement.

        (b)   In addition to the restrictions on transfer set forth in Section 5 hereof, each Purchaser acknowledges that, pursuant to and subject to the terms of the Escrow Agreement, the Insider Warrants will be deposited with the Escrow Agent and held in escrow until the date that is 90 days after the consummation of an Initial Business Combination (as defined in the Company's Amended and Restated Certificate of Incorporation).

        (c)   In connection with the IPO, the Company and the Purchasers shall enter into an agreement (the "Registration Rights Agreement") granting the Purchasers registration rights with respect to the Insider Warrants and the shares of Common Stock issuable upon exercise of the Insider Warrants (the "Warrant Shares" and together with the Insider Warrants, the "Securities").

        2.    Representations and Warranties of the Company.    The Company hereby represents and warrants to each Purchaser that:

        2.1.    Organization and Corporate Power.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses the requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

        2.2.    Authorization.    The execution, delivery and performance of this Agreement have been duly authorized by the Company as of the date hereof. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as such enforcement is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law).

        2.3.    Issuance of Securities.    The Insider Warrants have been duly authorized and, when executed by the Company, countersigned in the manner provided for in the Warrant Agreement and delivered and paid for as contemplated herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law). The Warrant Shares have been duly authorized and, when issued and paid for as contemplated in the Insider Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

        3.    Representations and Warranties of the Purchasers.    Each Purchaser hereby represents and warrants to the Company that:

        3.1.    Authorization.    This Agreement constitutes a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as such enforcement is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law).

        3.2.    Investment Representations.

        (a)   Each Purchaser is acquiring the Insider Warrants and, upon exercise of the Insider Warrants, will acquire the Warrant Shares, for his, her or its own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

        (b)   Each Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

        (c)   Each Purchaser understands that the Securities are being offered and will be sold to him, her or it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations and warranties of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

        (d)   No Purchaser decided to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

        (e)   Each Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Each Purchaser has been afforded the opportunity to ask questions of the officers and directors of the Company. Each Purchaser understands that his, her or its investment in the Securities involves a high degree of risk. Each Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to the Purchaser's acquisition of the Securities.

        (f)    Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

        (g)   Each Purchaser understands that the Securities have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) sold in reliance on an exemption therefrom.

        (h)   Each Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Each Purchaser has adequate means of providing for his, her or its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Each Purchaser can afford a complete loss of his, her or its investment in the Securities.

        4.    Rescission Right Waiver and Indemnification.

        4.1.    Each Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Insider Warrants. In this regard, if the IPO (including the filing of a registration statement m connection therewith) were deemed to be a general solicitation with respect to the Insider Warrants, the offer and sale of such Insider Warrants may not be exempt from registration and, if not, the Purchasers may have a right to rescind their purchases of the Insider Warrants. In order to facilitate the completion of the IPO and in order to protect the Company, its stockholders and the trust account (the "Trust Account") established by the Company for the deposit of proceeds from the IPO and the sale of the Insider Warrants from claims that may adversely affect the Company or the interests of its stockholders, each Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his purchase of the Insider Warrants. Each Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Insider Warrants to the Purchasers. Each Purchaser agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, clams, or proceedings (collectively, "Claims") and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, "Losses and Expenses"), including reasonable attorneys' and expert witness fees and disbursements and all other expenses reasonably incurred in Investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Insider Warrants hereunder or relating to the purchase of the Insider Warrants and the transactions contemplated hereby.

        4.2.    Each Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with his purchase of the Insider Warrants or any Claim that may arise now or in the future.

        4.3.    Each Purchaser agrees to indemnify and hold the Company harmless against any and all Losses and Expenses that relate to Claims brought against the Company by such Purchaser or his, her or its transferees, assigns or any subsequent holder of the Insider Warrants purchased by such Purchaser hereunder.

        4.4.    Each Purchaser agrees that to the extent any waiver of rights under this Section 4 is ineffective as a matter of law, each Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

        5.    Closing Conditions.

        5.1.    The obligation of each Purchaser to purchase and pay for Insider Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

        (a)   Representations and Warranties.    The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

        (b)   No Injunction.    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

        5.2.    The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

        (a)   Representations and Warranties.    The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

        (b)   No Injunction.    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

        6.    Miscellaneous.

        6.1.    Certificates; Legends.

        (a)   The certificates evidencing the Insider Warrants shall be substantially in the form attached as Exhibit B to the Warrant Agreement. Until such time as a registration statement covering the transfer of Securities has been declared effective or the Securities may be sold pursuant to Rule 144 under the

Securities Act without any restriction as to the number of Securities as of a particular date that can then be immediately sold, the Securities will include a legend substantially in the following form:

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

        (b)   Each Purchaser agrees, prior to any permitted transfer of the Securities, to give written notice to the Company expressing his, her or its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and such Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) if reasonably requested by the Company, (x) the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act, (y) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (z) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in Section 6.1(a) hereof.

        6.2.    Successors and Assigns.    Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing, the parties may not assign this Agreement, except that each Purchaser may assign this agreement to one or more of his, her or its affiliates.

        6.3.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        6.4.    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

        6.5.    Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

        6.6.    Governing Law.    This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

        6.7.    No Strict Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        6.8.    Amendment and Restatement.    This Agreement amends, modifies, restates and completely replaces that Original Agreement, dated April 23, 2008, by the Company and the Purchasers, it being the intention of the parties that this Agreement shall supersede the Original Agreement.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHINA MINING RESOURCES HOLDINGS LIMITED
By:	/s/ ROBIN LEE
Name: Robin Lee Title: Chairman and Chief Executive Officer

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ ROBIN LEE Name: Robin Lee
/s/ BAOLONG ZHAO Name: Baolong Zhao
/s/ XIAONA MA Name: Xiaona Ma
/s/ WING KAI HO Name: Wing Kai Ho

Schedule A

Purchaser:	Insider Warrants Purchased:	Purchase Price of Insider Warrants:
Robin Lee	1,224,000	$1,224,000
Baolong Zhao	437,000	$437,000
Xiaona Ma	262,000	$262,000
Wing Kai Ho	262,000	$262,000
Totals	2,185,000	$2,185,000

Exhibit A

        (Form of Warrant Agreement is Attached)

QuickLinks

  Exhibit 10.11
CHINA MINING RESOURCES HOLDINGS LIMITED
Schedule A
Exhibit A